UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 5, 2010

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, The Boeing Company (“the Company” or “we”) entered into a Consultant Agreement (the “Agreement”) with Scott E. Carson. Mr. Carson retired from the Company effective January 1, 2010, and had previously served as our Executive Vice President, President and Chief Executive Officer, Commercial Airplanes. The Agreement provides that Mr. Carson serve as a commercial airplane products and services consultant for the Company until March 12, 2012. Mr. Carson is entitled to a retainer fee of $1,533,100 (an amount equal to his 2009 targeted cash compensation) pursuant to the Agreement, and we will reimburse Mr. Carson for reasonable expenses necessarily incurred in connection with services provided under the Agreement. Mr. Carson will not be eligible for any additional benefits from us pursuant to this Agreement, although he will continue to receive those previously disclosed retirement benefits to which he remains entitled in connection with his former employment with us.

A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the material terms of the Agreement set forth above is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Consultant Agreement dated as of March 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated:	March 10, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Consultant Agreement dated as of March 5, 2010.